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                                                                    Exhibit 23.3


To the Board of Directors
Nanston, Inc. and Subsidiary


We consent to the use of our report dated October 11, 1996, included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                          Smith & Radigan, P.C.


Atlanta, Georgia
September 10, 1997